UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                   May 1, 2002



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





0-19118                                            74-2584033
(Commission File Number)             (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                  210-490-4788


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Item 5.OTHER EVENTS

See attached Press Release






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The following exhibits are filed as part of this report:

NUMBER                                                          DOCUMENT

99.1                                           Press release dated May 1, 2002




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SIGNATURES


     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          ABRAXAS PETROLEUM CORPORATION



                            By:___________________________________
                               Chris Williford
                               Executive Vice President, Chief Financial
                               Officer and Treasurer


Dated:    May 1, 2002

                                                                Exhibit 99.1

                                  NEWS RELEASE

ABRAXAS TO DEFER INTEREST PAYMENT

SAN ANTONIO, TX (May 1, 2002) - Abraxas Petroleum Corporation (the "Company") (AMEX:ABP) today announced that it will defer payment of $11.0 million in interest due today on its $191 million principal amount of 11.5% Senior Secured Notes due 2004 (the "Notes"). Under the terms of the Notes, non-payment of interest is an event of default only if the payment is not made within 30 days after the due date (the "grace period").

During the grace period, the Company expects to combine current cash on hand with expected cash flows to make the interest payment. The Company does not expect that the deferral of the interest payment will have an impact on its ongoing operational activities.

Abraxas CEO Robert Watson commented, "While we are disappointed at having to utilize our grace period to make our interest payment, we are confident that this is a short-term timing issue caused by events beyond our control and not a long-term problem. Although we have not had a conventional bank line for the past several years to assist in managing our liquidity needs, we have been successful in managing cash flow, fixed charges, capital expenditures, asset sales and other financings to meet all of our obligations timely, while developing our significant asset base. Nothing operationally has changed at Abraxas. The expected completion of our previously announced non-core asset sales and the recovery in commodity prices will allow us to continue to develop our sizable inventory of projects and to improve our balance sheet to maximize shareholder value."

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company that also processes natural gas. The Company operates in Texas, Wyoming and western Canada. Please visit www.abraxaspetroleum.com for the most current and updated information. The web site is updated daily to comply with the SEC Regulation FD (Fair Disclosure).

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com